Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 2, 2003, except as to the Liquidity paragraph in Note 1 and Note 12, for which the date is March 26, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in 8x8, Inc.'s Current Report on Form 8-K dated March 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 30, 2004